UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2009

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10943 North Sam Houston Parkway West
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 8, 2009, NCI Building Systems, Inc. (the “Company”) entered into a lock-up and voting agreement (the “Term Lender Lock-Up Agreement”) with certain lenders under the Company’s existing term loan credit agreement (collectively, the “Consenting Term Lenders”). Concurrently with the execution of the Term Lender Lock-Up Agreement, the Company entered into (1) a third amendment (“Amendment No. 3”) to the Investment Agreement, dated as of August 14, 2009 (the “Original Investment Agreement”), by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P. (the “CD&R Fund”) as previously amended by that amendment ( “Amendment No. 1”), dated as of August 28, 2009, by and between the Company and the CD&R Fund and by that second amendment (“Amendment No. 2”), dated as of August 31, 2009, by and between the Company and the CD&R Fund (the Original Investment Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Investment Agreement”) and (2) an amendment to the Lock-Up and Voting Agreement (the “Existing Lock-Up Agreement”), dated as of August 31, 2009, with holders of more than 79% of the Company’s outstanding convertible notes, in each case, in order to accommodate the Term Lender Lock-Up Agreement and the amendment contemplated thereby of certain terms of the refinancing of the Company’s existing credit agreement contemplated by the Investment Agreement and the form of the amended credit agreement attached as an exhibit to the Investment Agreement to effect such term loan refinancing (as amended by Amendment No 3, the “form of the Amended Credit Agreement”). Including the Consenting Term Lenders, the Company has commitments or confirmation of intent from lenders holding more than two thirds of the outstanding principal amount of the term loans.
Amendment to Investment Agreement
     In the Investment Agreement, and subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the CD&R Fund, and the CD&R Fund agreed to purchase from the Company, for an aggregate purchase price of $250 million, 250,000 shares of a newly created class of preferred stock, par value $1.00 per share, of the Company to be designated the Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock,” and shares thereof, the “Preferred Shares”). The purchase and sale of the Preferred Shares pursuant to the terms of the Investment Agreement is referred to herein as the “Equity Investment.” The closing of the Equity Investment is subject to the satisfaction or waiver of a number of closing conditions set forth in the Investment Agreement, including, among others:
•	the consummation of an exchange offer (the “Exchange Offer”) by the Company to acquire all of the Company’s existing 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”) in exchange for a combination of cash and shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which exchange offer is subject to a number of conditions, including the tender of at least 95% of the aggregate principal amount of such convertible notes;

•	the refinancing of the Company’s existing credit agreement, including the partial prepayment of approximately $143 million in principal amount of the existing $293 million in principal amount of outstanding term loans thereunder and a modification of the terms and an amendment and extension of the maturity (the “restatement”) of the remaining $150 million outstanding balance of the term loans; and

•	entry into a new $125 million asset-based revolving credit facility.
     Amendment No. 3, among other things, amends the terms of the refinancing of the Company’s existing credit agreement contemplated by the Investment Agreement, such that

(1) the applicable margin for term loans under the new credit agreement (in the form of the form of Amended Credit Agreement) would be increased by 100 basis points; (2) upon consummation of the restatement of the new credit agreement the Company would be required to use reasonable best efforts to obtain the full amount of any 2009 tax refunds that are legally due to the Company; (3) on or before the date that is 45 business days after the date on which 2009 tax refunds are received, the Company will be required to prepay a portion of the term loans under the new credit agreement equal to (a) the greater of (x) $10 million and (y) 50% of 2009 tax refunds actually received by the Company or its subsidiaries, minus (b) the aggregate principal amount of term loans previously prepaid or repurchased pursuant to the terms of the new credit agreement and (4) a definition of “ABL Default Event” has been added to the form of Amended Credit Agreement that will provide that an ABL Default Event will have occurred if any of certain specified major events of default has occurred and is continuing, and the administrative agent or collateral agent under the ABL facility agreement has exercised any remedy provided for thereunder and has not rescinded such action.
Term Lender Lock-Up Agreement
     On October 8, 2009, the Company entered the Term Lender Lock-Up Agreement with the Consenting Term Lenders. Pursuant to, and subject to the terms set forth in the Term Lender Lock-Up Agreement, each Consenting Term Lender has irrevocably agreed, among other things:
•	to accept its share of the prepayment of approximately $143 million of the term loans outstanding under the existing credit agreement applicable to the obligations under the existing credit agreement held by it, and, with respect to the remaining obligations under the existing credit agreement held by it, to execute an amendment and restatement of the existing credit agreement substantially in the form of the form of Amended Credit Agreement;

•	to the extent such Consenting Term Lenders hold or beneficially own, or serve as manager or investment advisor having the unrestricted power to vote or dispose of, any of the Company’s outstanding convertible notes, to tender all such convertible notes in the Exchange Offer on the terms set forth in the Investment Agreement and

•	to vote all obligations under the Company’s existing credit agreement and/or all convertible notes held by it in favor of the prepackaged plan contemplated by the Investment Agreement.
     Each Consenting Term Lender also agreed, from and after the date of the Term Lender Lock-Up Agreement, not to directly or indirectly transfer any convertible note or term loan under the Company’s existing credit agreement or interest therein other than a transfer that (1) does not require registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (2) that is in accordance with the terms of the Company’s existing credit agreement and the indenture under which the convertible notes were issued, as applicable, to (a) a transferee that is a Consenting Term Lender or any of its affiliates or (b) a transferee that is a “Qualified Institutional Buyer” within the meaning of Rule 144A promulgated under the Securities Act. Unless a transfer is being made to a Consenting Term Lender, such transfer must be pursuant to a privately negotiated transaction and the transferee must execute and deliver to the Company a joinder agreement pursuant to which the transferee agrees to be bound by the terms of the Term Lender Lock-Up Agreement.
     Under the Term Lender Lock-Up Agreement, and subject to the terms and conditions therein, among other things, the Company agreed that each term lender that, prior to the filing of the bankruptcy proceeding contemplated by the prepackaged plan, if applicable, executes an amendment and restatement of the existing credit agreement substantially in the form of the form of amended credit agreement contemplated by the Investment Agreement to give effect to the term loan refinancing will receive a consent fee equal to 2.0% of the aggregate principal amount of term loans held by such lender prior to giving effect to such refinancing and has also agreed that (1) holders of convertible notes representing at least a majority of the outstanding convertible notes may submit proposed persons to serve as the initial “Unaffiliated Shareholder Directors” (as defined in the Form of Stockholders Agreement attached as Exhibit C to the Investment Agreement) as of the closing of the transactions contemplated by the Investment Agreement, and the Company will consider in good faith any such proposed persons; (2) prior to the appointment of the initial Unaffiliated Shareholder Directors and prior to the closing of the Equity Investment, the Company will provide notice of the Company’s proposed initial Unaffiliated Shareholder Directors; and

(3) in the event that holders representing at least a majority of the outstanding convertible notes provide written notice to the Company that they object to the proposed initial Unaffiliated Shareholder Directors, the Company will propose alternative candidates to serve as the initial Unaffiliated Shareholder Directors so that at least one of the two initial Unaffiliated Shareholder Directors is acceptable to holders of convertible notes representing at least a majority of the outstanding convertible notes.
     In addition, except to the extent that the Common Stock received by the Consenting Term Lenders in the Exchange Offer has been previously registered under an effective registration statement and is freely tradable, the Company has agreed to enter into a registration rights agreement containing customary indemnification provisions for selling shareholders that will provide registration rights to the Consenting Term Lenders in the event that the transactions contemplated by the Equity Investment are consummated or, in the alternative, if the prepackaged plan is confirmed and the Common Stock received by the Consenting Term Lenders is not freely tradable pursuant to the provisions of Section 1145 of title 11 of the United States Code. Under such registration rights agreement, and subject to customary blackout periods in connection with earnings releases and material corporate developments, the Company will (1) no later than five business days following the closing of the Equity Investment or, in the alternative, the confirmation of the prepackaged plan, file with the U.S. Securities and Exchange Commission (the “SEC”) a “shelf” registration statement covering resales of the Common Stock received by the Consenting Term Lenders on a delayed or continuous basis and (2) use its best efforts to maintain the effectiveness of such registration until the earlier of (a) six months after the closing of the Equity Investment or, in the alternative, the confirmation of the prepackaged plan and (b) the date on which all such Common Stock held by the Consenting Term Lenders can be resold pursuant to Rule 144 of the Securities Act without limitation as to volume or compliance with any manner of sale requirements. If, however, during the six months after the closing of the Equity Investment or, in the alternative, the confirmation of the prepackaged plan, there is not “adequate current public information” with respect to the Company for purposes of resales of Common Stock under Rule 144(c) under the Securities Act, then the Company will use its best efforts to maintain the effectiveness of the registration until the earlier of (a) twelve months after the closing of the Equity Investment or, in the alternative, the confirmation of the prepackaged plan and (b) the date on which all such Common Stock held by the Consenting Term Lenders can be resold pursuant to Rule 144 of the Securities Act without limitation as to volume or compliance with any manner of sale requirements.
     The Term Lender Lock-Up Agreement may be terminated by holders of 66-2/3% of the convertible notes and term loans held by all Consenting Term Lenders under certain circumstances, including, among other things, if (1) an event occurs that would provide either the Company or the CD&R Fund with the right to terminate the Investment Agreement under the terms of the Investment Agreement, (2) the Investment Agreement is terminated; (3) there is a material breach of the Company’s obligations under the Term Lender Lock-Up Agreement; (4) the economic terms of the transactions contemplated by the Investment Agreement are altered or amended in a manner adverse to the consenting lenders; (5) the consideration (or mix of consideration) being offered in the transactions contemplated by the Investment Agreement is altered or amended; (6) the other terms of the transactions contemplated by the Investment Agreement are altered or amended in a manner materially adverse to the Consenting Term Lenders; or (7) the minimum tender condition of the proposed Exchange Offer is altered or amended, or an amendment to the Company’s existing credit agreement as contemplated by the Investment Agreement is executed and in effect and, at such time, such amendment is not binding on all lenders under the Company’s existing credit agreement.
Amendment to the Existing Lock-Up Agreement
     On October 8, 2009, concurrently with the execution of Amendment No. 3 and the Term Lender Lock-Up Agreement, the Company entered into an amendment to the Existing Lock-Up Agreement. The amendment, among other things, modifies the definition of Transactions (as defined in the Existing Lock-Up Agreement) to accommodate the Term Lender Lock-Up Agreement and the amendment contemplated thereby of certain terms of the form of Amended Credit Agreement.
*   *   *

     The foregoing descriptions of Amendment No. 3, the Term Lender Lock-Up Agreement and the amendment to the Existing Lock-Up Agreement are summaries and are qualified in their entirety by reference to the full text of each such document. The Original Investment Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 19, 2009, Amendment No. 1 was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 28, 2009 and Amendment No. 2 was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 1, 2009. Amendment No. 3 is attached hereto as Exhibit 2.1, the amendment to the Term Lender Lock-Up Agreement is attached hereto as Exhibit 2.2 and the Existing Lock-Up Agreement is attached hereto as Exhibit 2.3.
Item 8.01. Other Events
     On October 8, 2009, the Company issued a press release announcing that it has extended the expiration of the Exchange Offer. The Exchange Offer, previously scheduled to expire at 11:59 p.m., New York City time, on October 8, 2009, will now expire at 11:59 p.m., New York City time, on Monday, October 19, 2009, unless further extended or amended. As of 10:00 p.m., New York City time on October 7, 2009, holders of approximately $179.8 million — representing approximately 99.9% of the outstanding — aggregate principle amount of the convertible notes have delivered valid tenders pursuant to the Exchange Offer.
     In the press release, the Company also announced that the voting deadline for the concurrent solicitation of acceptances of the prepackaged plan will also expire at 11:59 p.m., New York City time on Monday, October 19, 2009.
     The Company also reported that, as of October 8, 2009, it has received consents from lenders holding over two-thirds of the outstanding principal amount of the term loans for the refinancing of its existing credit agreement, assuming the amendments described in Item 1.01 above.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
*   *   *
Important Information About this Communication
     This current report and its contents is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange. Any such offer or solicitation shall be made solely by means of the prospectus, related letter of transmittal and other offer documents, as described below.
     In connection with the exchange offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (which includes a prospectus) and amendments thereto, a tender offer statement on Schedule TO and amendments thereto and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the prospectus, the tender offer statement and any amendments thereto and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto, when available, because they will contain important information about the Company, the proposed exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.
     The registration statement contains a prospectus and related transmittal materials that have been mailed to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, prospectus and transmittal materials, as well as any amendments thereto and other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of NCI’s filings with the SEC may also be obtained from the Company’s Investor Relations Department at P.O. Box 692055, Houston, Texas
77269-2055 or by phone at (281) 897-7788.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

2.1	Amendment No. 3, dated as of October 8, 2009, to the Investment Agreement, dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII, L.P., including as an exhibit thereto:

– Exhibit J: Amended Terms of the Term Loan Refinancing

2.2	Lock-Up and Voting Agreement, dated as of October 8, 2009, by and among NCI Building Systems, Inc. and the signatories thereto

2.3	Amendment No. 1, dated as of October 8, 2009, to the Lock-Up and Voting Agreement, dated as of August 31, 2009, by and among NCI Building Systems, Inc. and the signatories thereto

99.1	Press Release dated October 8, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: October 8, 2009

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amendment No. 3, dated as of October 8, 2009, to the Investment Agreement, dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII, L.P., including as an exhibit thereto:

– Exhibit J: Amended Terms of the Term Loan Refinancing

2.2	Lock-Up and Voting Agreement, dated as of October 8, 2009, by and among NCI Building Systems, Inc. and the signatories thereto

2.3	Amendment No. 1, dated as of October 8, 2009, to the Lock-Up and Voting Agreement, dated as of August 31, 2009, by and among NCI Building Systems, Inc. and the signatories thereto

99.1	Press Release dated October 8, 2009